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Exhibit 10.21

SECOND AMENDMENT TO
FOREST OIL CORPORATION
EXECUTIVE DEFERRED COMPENSATION PLAN

        WHEREAS, Forest Oil Corporation (the "Company") has heretofore adopted the Forest Oil Corporation Executive Deferred Compensation Plan, as amended pursuant to a First Amendment dated November 13, 2002 (as so amended, the "Plan");

        WHEREAS, the Compensation Committee of the Board of Directors (the "Board") of the Company and the Board have authorized and approved the implementation of a Salary Deferral Deferred Compensation Plan (the "Salary Deferral Plan"), under which portions of compensation payable to participants could be deferred; and

        WHEREAS, the Company now desires to amend the Plan in order to prevent deferrals under the Salary Deferral Plan from reducing Company matching amounts under the Plan.

        NOW, THEREFORE, the Plan shall be amended as follows:

        I. Effective as of January 1, 2003:

        1. The following new definition of "Match Compensation" shall be added immediately following Section 1.1(11) of the Plan:

  "(11A) Match Compensation: Amounts equal to a Member's Compensation plus amounts of base salary that a Member elects to defer pursuant to the Salary Deferral Plan."

        2. The following new Section 1.1(15A) shall be added immediately following Section 1.1(15) of the Plan:

  "(15A) Salary Deferral Plan: The Forest Oil Corporation Salary Deferral Deferred Compensation Plan."

        3. Section 3.1(a) of the Plan shall be deleted and the following shall be substituted therefor:

        "(a)  For each payroll period in which a Member's Deferred Compensation Contributions under the Retirement Savings Plan are limited as a result of the limitations contained in section 401(a)(17) and/or 402(g) of the Code, the Company shall withhold from such Member's Compensation for such payroll period and the Member shall defer hereunder the amount by which such Member's Deferred Compensation Contributions to the Retirement Savings Plan are reduced solely because of the application of such limitations; provided, however, that any amount withheld and deferred pursuant to this sentence shall be determined based upon the assumption that the Member's election with respect to the percentage rate of his Deferred Compensation Contributions under the Retirement Savings Plan in effect during such payroll period is equal to the percentage rate of his Deferred Compensation Contributions in effect on the first day of the Plan Year in which such payroll period occurs. For purposes of determining the amount of a Member's Compensation to be withheld and deferred under the preceding sentence (for each payroll period in which a Member's Deferred Compensation Contributions under the Retirement Savings Plan are limited as described in the preceding sentence), the amount of the Member's Compensation shall be deemed to be the Member's Match Compensation. Notwithstanding the foregoing, the maximum amount that may be withheld and deferred for any payroll period shall be the amount of 80% of the Member's Compensation for such period."

        4. Section 3.2 (a) of the Plan shall be deleted and the following shall be substituted therefor:

        "(a)  As of the last day of each calendar month, the Company shall credit a Member's Account with an amount which equals a specified percentage (the "Match Percentage") of the deferrals made by such Member pursuant to Sections 3.1(a) (determined without regard to the final sentence thereof, which provides that the maximum amount that may be withheld and deferred for any payroll period shall be the amount of 80% of the Member's Compensation for such period) and 3.1(b) during such month that are not in excess of a specified percentage (the "Compensation Percentage") of such Member's Match Compensation for such month. For purposes of the preceding sentence, the Match Percentage and the Compensation Percentage for a particular month shall be determined based on the formula used for determining the amount of Employer Matching Contributions under the Retirement Savings Plan for such month. For example, if the Retirement Savings Plan provides that the Employer Matching Contributions for a month shall equal 100% of the Before-Tax Contributions that were made by a participant during such month that were not in excess of 6% of such participant's compensation for such month, then the Match Percentage for such month shall equal 100%, and the Compensation Percentage for such month shall equal 6%."

          II.  As amended hereby, the Plan is specifically ratified and reaffirmed.

        IN WITNESS WHEREOF, the undersigned has caused these presents to be executed this 3rd day of February, 2003.

FOREST OIL CORPORATION
By:	/s/ NEWTON W. WILSON III Newton W. Wilson III Senior Vice President— Legal Affairs & Secretary

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  Exhibit 10.21